CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report date June 27, 1996, included in Butler National Corporation's Form 10-K for the year ended April, 30, 1996, and to all references to our firm included in this registration statement.



ARTHUR ANDERSEN LLP
Kansas City, Missouri,
June 27, 1996